Exhibit 10.14

REPLIGEN CORPORATION

Incentive Stock Option Agreement

Repligen Corporation, a Delaware corporation (the “Company”), hereby grants as of the                      day of                      to                      (the “Employee”), an option to purchase a maximum of              shares (the “Option Shares”) of its Common Stock, par value $.01 per share (“Common Stock”), at the price of $             per share, on the following terms and conditions:

1. Grant Under 2001 Repligen Corporation Stock Option Plan. This option is granted pursuant to and is governed by the 2001 Repligen Corporation Stock Option Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2. Grant as Incentive Stock Option; Other Options. This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any subsidiary (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

3. Vesting of Option if Employment Continues. If the Employee has continued to be employed by the Company or any subsidiary through the following dates, the Employee may exercise this option for the number of shares of Common Stock set opposite the applicable vesting date:

The date that is:

One year but less than	shares
two years from the date hereof

Two years but less than	an additional
three years from the date hereof	shares

Three years but less than	an additional
four years from the date hereof	shares

Four years but less than	an additional
five years from the date hereof	shares

Five years or more	an additional
from the date hereof	shares

Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Employee ceases to be employed by the Company and all subsidiaries) may be exercised on or before the date which is ten years from the date this option is granted.

4. Termination of Employment.

(a) Termination Other Than for Cause: If the Employee ceases to be employed by the Company and all subsidiaries, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of three months from the Employee’s last day of employment, but in no event later than the scheduled expiration date. In such a case, the Employee’s only rights hereunder shall be those which are properly exercised before the termination of this option.

(b) Termination for Cause: If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of seven days from the Employee’s last day of employment, but in no event later than the scheduled expiration date. In such a case, the Employee’s only rights hereunder shall be those which are properly exercised before the termination of this option.

(c) Definition of Cause: “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company or any subsidiary in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or any subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or any subsidiary or breach of an employment or other agreement with the Company or any subsidiary which results in direct or indirect loss, damage or injury to the Company or any subsidiary; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or any subsidiary; or (vi) the commission of an act which constitutes unfair competition with the Company or any subsidiary or which induces any customer or supplier to breach a contract with the Company or any subsidiary.

5. Death; Disability.

(a) Death: If the Employee dies while in the employ of the Company or any subsidiary or within three months after the termination of such Employee’s employment (or one year in the case of the termination of employment of an option holder who is disabled (as provided in the Plan), this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee’s estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within two years after the date of death, but not later than the scheduled expiration date.

(b) Disability: If the Employee ceases to be employed by the Company and all subsidiaries by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date of the termination of his or her employment, at any time within one year after such termination, but not later than the scheduled expiration date.

(c) Effect of Termination: At the expiration of the two-year period provided in paragraph (a) or one-year period provided in paragraph (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with the Plan, to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

7. Payment of Price.

(a) The purchase price shall be paid in the following manner:

(i) in cash or by check;

(ii) subject to paragraph 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of the Common Stock having a fair market value equal as of the date of exercise to the purchase price; or

(iii) by any combination of the foregoing.

In the case of paragraph (ii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.

(b) Limitations on Payment by Delivery of Common Stock: If the Employee delivers Common Stock held by the Employee (“Old Stock”) to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the purchase price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

8. Restrictions on Resale. Until registered under the Securities Act of 1933, as amended (the “Securities Act”), Option Shares will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Incentive Stock Option Agreement, a copy of which the Company will furnish to the holder of this certificate upon request and without charge.”

9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

10. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee’s lifetime only the Employee can exercise this option.

11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

12. No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any subsidiary to continue the Employee in employment.

13. No Rights as Stockholder until Exercise. The Employee shall have no rights as a stockholder with respect to the Option Shares until such time as the Employee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with Section 9. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

15. Withholding Taxes. If the Company or any subsidiary in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company or any subsidiary may withhold from the Employee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company or any subsidiary, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company or any subsidiary does not withhold an amount from the Employee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company or subsidiary, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

16. Early Disposition. The Employee agrees to notify the Company in writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date that is two years after the date of this Agreement or (b) the date that is one year after the date on which the Employee acquired such Option Shares. The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

17. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

18. Provision of Documentation to Employee. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

19. Miscellaneous.

(a) Notices: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

(b) Entire Agreement; Modification: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c) Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d) Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(e) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

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IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.

Repligen Corporation
41 Seyon Street
Employee	Waltham, MA 02453

By:
Print Name of Employee	Walter C. Herlihy
President & CEO

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